Exhibit 99.1

Outset Medical Reports Expected Fourth Quarter and Full Year 2022 Revenue, Provides 2023 Revenue and non-GAAP Gross Margin Guidance

San Jose, CA – January 9, 2023 – Outset Medical, Inc. (Nasdaq: OM) (“Outset” or the “Company”), a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis, today reported expected revenue for the fourth quarter and fiscal year ended December 31, 2022.

Fourth Quarter and Year End Highlights

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Revenue in the fourth quarter is expected to be approximately $31.5 million, a 13% increase compared to $27.8 million in the third quarter of 2022
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Revenue for 2022 is expected to be approximately $115 million, a 12% increase compared to $102.6 million in 2021

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Period-end installed base increased 54% year-over-year to approximately 4,000 Tablo® Hemodialysis Systems, including 3,200 with acute- and sub-acute care providers and a more than doubling of units with home providers to nearly 800

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The Company continues to expect its full-year 2022 non-GAAP gross margin will be in the mid-teens, as previously indicated

“During an important year for Outset, we significantly increased the number of Tablo consoles in hospitals and homes, surpassed 1 million treatments delivered and helped healthcare providers continue to deliver exceptional, lower-cost care in a tight labor market,” said Leslie Trigg, Chair and Chief Executive Officer of Outset. “We also strengthened our foundation by continuing to innovate and extend Tablo’s technological advantage, adding key talent, topping off our balance sheet and exiting the year with momentum, finishing the fourth quarter strong and setting up what we believe will be an even stronger 2023.”

Outset expects 2023 revenue to be between $140 million to $150 million, growing approximately 22% to 30% over expected revenue for 2022. Non-GAAP gross margin is expected to expand to approximately 20% for the full year 2023 and exit the year in the mid-20% range for the fourth quarter of 2023.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements include, but are not limited to, statements about the Company’s expected results of operations, including fourth quarter and full year 2022 revenue and 2022 non-GAAP gross margin, statements about possible or assumed future results of operations and financial position, including expectations regarding projected revenues and non-GAAP gross margin; statements regarding the Company’s overall business strategy, plans and objectives of management; the Company’s expectations regarding the market sizes and growth potential for Tablo and the total addressable market opportunities for Tablo, as well as the Company’s expectations regarding the impact of macroeconomic factors on the Company, its customers and suppliers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission, including its latest annual and quarterly reports. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Certain financial information contained in this press release is preliminary, unaudited, and subject to change or adjustment in connection with the completion of the Company’s quarter and year-end closing processes and the preparation of its audited financial statements for the fiscal quarter and year ended December 31, 2022, which will be contained in the Company’s related Annual Report on Form 10-K.

About Outset Medical, Inc.

Outset is a medical technology company pioneering a first-of-its-kind technology to reduce the cost and complexity of dialysis. The Tablo® Hemodialysis System, FDA cleared for use from the hospital to the home, represents a significant technological advancement that transforms the dialysis experience for patients and operationally simplifies it for providers. Tablo serves as a single enterprise solution that can be utilized across the continuum of care, allowing dialysis to be delivered anytime, anywhere and by anyone. The integration of water purification and on-demand dialysate production enables Tablo to serve as a dialysis clinic on wheels, with 2-way wireless data transmission and a proprietary data analytics platform powering a new holistic approach to dialysis care. Tablo is a registered trademark of Outset Medical, Inc.

Investor Contact

Jim Mazzola

Outset Medical

858-342-8272

jmazzola@outsetmedical.com

Media Contact

Nicole Shannon

Director, Marketing Communications for Outset Medical

nshannon@outsetmedical.com